THE COASTAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                 (Millions of Dollars, Except Per Share Amounts,
                            and Thousands of Shares)

                                                                                              Three Months Ended
                                                                                                   March 31,
                                                                                            ---------------------
                                                                                              1999         1998
                                                                                            ---------   ---------
                                                                                                  (Unaudited)
BASIC EARNINGS PER SHARE
------------------------

   Net earnings.........................................................................    $   134.5   $   122.9
   Dividends on preferred stock.........................................................           .1         4.3
                                                                                            ---------   ---------
   Net earnings available to common stockholders........................................    $   134.4   $   118.6
                                                                                            =========   =========

Average number of common shares outstanding.............................................      212,431     211,871
Average number of Class A common shares outstanding.....................................          353         365
                                                                                            ---------   ---------
                                                                                              212,784     212,236
                                                                                            =========   =========

Basic earnings per share:
   From continuing operations...........................................................    $     .63   $     .57
   Discontinued operations..............................................................            -        (.01)
                                                                                            ---------   ---------
   Net basic earnings per share.........................................................    $     .63   $     .56
                                                                                            =========   =========


DILUTED EARNINGS PER SHARE
--------------------------

   Net earnings used in calculating basic earnings per share............................    $   134.4   $   118.6
   Dividends applicable to dilutive preferred stock:
      Series A..........................................................................            -           -
      Series B..........................................................................            -           -
      Series C..........................................................................           .1          .1
                                                                                            ---------   ---------
   Income available to common shareholders plus
      assumed conversions...............................................................    $   134.5   $   118.7
                                                                                            =========   =========

Average number of shares used in calculating basic earnings
   per share............................................................................      212,784     212,236
Effect of dilutive securities:
   Options..............................................................................        2,044       2,116
   Series A, B and C preferred stock....................................................        1,272       1,349
                                                                                            ---------   ---------
                                                                                              216,100     215,701
                                                                                            =========   =========

Diluted earnings per share:
   From continuing operations...........................................................    $     .62   $     .56
   Discontinued operations..............................................................            -        (.01)
                                                                                            ---------   ---------
   Net diluted earnings per share.......................................................    $     .62   $     .55
                                                                                            =========   =========


------------------------------------

   Convertible securities and options are not considered in the calculations if the effect of the conversion is anti-dilutive.

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